Exhibit 99.1
POLK HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 25, 2006
(UNAUDITED AND IN THOUSANDS, EXCEPT PAR VALUE)

June 25,
2006
ASSETS
Current assets:
Cash and cash equivalents	$626
Trade accounts receivable, less allowance for doubtful accounts of $415	9,427
Inventories (note 2)	12,161
Prepaid expenses and other current assets	703

Total current assets	22,917
Property, plant, and equipment, net (note 3)	1,832
Deposits and other assets	137

Total assets	$24,886

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$4,302
Accrued expenses and other current liabilities	4,467
Current portion of accrued product warranty	762
Revolving credit facility (note 4)	6,423

Total current liabilities	15,954

Long-term liability – accrued product warranty, less current portion	565

Stockholders’ equity:
Common stock, par value $0.01 per share. Authorized 20,000 shares; issued and outstanding 1,170 shares	12
Additional paid-in capital	2,367
Retained earnings	7,658
Notes receivable from stockholders	(1,670)

Total stockholders’ equity	8,367

Commitments
Total liabilities and stockholders’ equity	$24,886

POLK HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 25, 2006 AND JUNE 26, 2005
(UNAUDITED AND IN THOUSANDS)

	June 25,	June 26,
	2006	2005
Net sales	$19,369	$17,771
Cost of goods sold	9,003	8,800

Gross profit	10,366	8,971

Selling, research, general, and administrative expenses	7,607	6,903
Restructuring and other charges	15	164

Operating income	2,744	1,904

Other income (expense):
Interest income	3	—
Interest expense	(74)	(108)
Royalty income	—	17
Other, net	22	(7)

	(49)	(98)

Earnings before income taxes	2,695	1,806

Income tax expense	31	47

Net earnings	$2,664	$1,759

POLK HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 25, 2006 AND JUNE 26, 2005
(UNAUDITED AND IN THOUSANDS)

	June 25,	June 26,
	2006	2005
Cash flows from operating activities:
Net earnings	$2,664	$1,759
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	234	304
Decrease (increase) in operating assets:
Accounts receivable	(326)	2,669
Inventories	(693)	1,108
Prepaid expenses and other current assets	(349)	(173)
Increase (decrease) in operating liabilities:
Accounts payable, trade	(730)	(1,814)
Accrued expenses and other liabilities	(4,700)	(2,560)
Accrued product warranty	34	51

Net cash provided by (used in) operating activities	(3,866)	1,344

Cash flows from investing activities:
Purchases of property and equipment	(162)	(271)
Decrease (increase) in deposits and other assets	(6)	16

Net cash used in investing activities	(168)	(255)

Cash flows from financing activities:
Borrowings under revolving credit facility	6,423	2,529
Common stock repurchase	—	(245)
Repayment of notes receivable	—	36
Stockholder distributions	(2,334)	(2,945)

Net cash provided by (used in) financing activities	4,089	(625)

Net increase in cash and cash equivalents	55	464
Cash and cash equivalents at beginning of period	571	207

Cash and cash equivalents at end of period	$626	$671

POLK HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 25, 2006
(UNAUDITED AND DOLLARS IN THOUSANDS)
(1)	Summary of Significant Accounting Policies
(a)	Principles of Consolidation and Basis of Presentation

The accompanying interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Some of the information and footnote disclosures normally included in annual financial statements have been condensed or omitted. In management’s opinion, the interim financial statements reflect all adjustments that are necessary for a fair presentation of the results for the interim periods presented. All adjustments made were normal and recurring. You should not expect the results of operations for interim periods to necessarily be an indication of the results for a full year. You should read these financial statements in conjunction with the March 26, 2006 and March 27, 2005 consolidated financial statements contained in the Form 8-K, filed by Directed Electronics, Inc. on September 26, 2006.

Polk Audio, Inc. designs, markets and engineers high quality loudspeaker systems and consumer electronics for home and automotive markets.

The consolidated financial statements include the accounts of Polk Holding Corp. and its wholly owned subsidiaries (the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

The Company’s fiscal year is the 52-53 week fiscal year ending the last Sunday in March. These financial statements present results of operations and cash flows for the three-months ended June 25, 2006 and June 26, 2005.

(b)	Cash Equivalents

Cash equivalents consist of highly liquid debt instruments with original maturities of three months or less.

(c)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method (see note 2).

(d)	Property and Equipment

Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets. The estimated economic lives of equipment, machinery, furniture and fixtures range from three to eight years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the assets.

(e)	Impairment of Long-Lived Assets

The Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

(f)	Product Warranty

Estimated warranty costs are provided in the year of sale based on historical experience and product performance. Accrued costs applicable to warranty obligations beyond one year are classified as long-term liabilities.

(g)	Derivative Instruments

The Company accounts for derivative instruments in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be recorded on

POLK HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
JUNE 25, 2006
(UNAUDITED AND DOLLARS IN THOUSANDS)
the balance sheet at their respective fair values. The Company does not apply hedge accounting to any of its derivative instruments. Accordingly, changes in the fair value of derivative instruments are recorded through earnings.

(h)	Notes Receivable From Stockholders

Notes receivable are amounts due from employees of the Company relating to the issuance of common stock, and are therefore recorded as a reduction of equity. As of June 25, 2006, there were notes receivable due from employees of the Company of $1,670. These notes, which bear interest ranging from 3.55% to 4.09%, are due in full in 2012. Interest on the notes is payable annually.

(i)	Revenue Recognition

Revenues from product sales are recorded upon shipment or point of sale, with future returns and other allowances estimated at the time of sale based on historical experience. Royalties are recorded as earned in accordance with the specific terms of each license agreement. Net sales are gross sales net of allowances granted to customers through incentive programs and other discounts and allowances.

(j)	Shipping and Handling Costs to Customers

Shipping and handling costs incurred to transport products to customers are included in selling, research, general and administrative expenses in the accompanying financial statements.

(k)	Research and Development Costs

Costs associated with the development of new products and enhancements to existing products are charged to operations as incurred.

(l)	Stock-Based Compensation

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R), which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and its related implementation guidance. This Statement requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company adopted the provisions of SFAS No. 123R on March 27, 2006 (the first day of fiscal 2007). As there were no unvested awards as of March 26, 2006 and no awards granted during the three-months ended June 25, 2006, there was no impact from the adoption of SFAS No. 123R during the three-months ended June 25, 2006.

POLK HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
JUNE 25, 2006
(UNAUDITED AND DOLLARS IN THOUSANDS)
Prior to the adoption of SFAS No. 123R, the Company applied the intrinsic-value-based method of accounting prescribed by APB No. 25 and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense was recorded only if on the date of grant the market price of the underlying stock exceeded the exercise price. FASB Statement No. 123, Accounting for Stock-Based Compensation and FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards for the three-months ended June 26, 2005 was not material.

(m)	Income Taxes

The Company has elected to be treated as an “S Corporation” for income tax purposes. Under terms of that election, federal and certain state income taxes on the Company’s earnings are the obligations of the Company’s stockholders. The provision for incomes taxes in 2006 and 2005 relates to income taxes on earnings and franchise taxes in certain states.

(n)	Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments (consisting of cash and cash equivalents, accounts receivable, revolving credit facility borrowings, payables, and derivative instruments) approximate their fair values.

(o)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(2)	Inventories

Inventories consist of the following at June 25, 2006:

2006
Finished goods	$11,801
Raw materials, warranty parts, and supplies	360

$12,161

(3)	Property, Plant, and Equipment

Property, plant, and equipment consist of the following at June 25, 2006:

2006
Equipment, machinery and tooling	$4,860
Leasehold improvements	1,831
Furniture and fixtures	391
Transportation equipment	2

7,084
Less accumulated depreciation and amortization	5,252

$1,832

POLK HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
JUNE 25, 2006
(UNAUDITED AND DOLLARS IN THOUSANDS)
(4)	Credit Facilities

The Company has a $14,000 revolving credit facility with Merrill Lynch Business Financial Services, Inc. (Merrill Lynch). Borrowings under the revolving credit facility are due on May 31, 2007 and bear interest at a rate of one month LIBOR plus an amount ranging from 1.50% to 2.25% depending on certain financial ratios. At June 25, 2006, the interest rate on the revolving credit facility was 6.82%. Among other things, the agreement requires the Company to maintain certain minimum financial ratios for debt to tangible net worth, income to fixed charges and senior debt to cash, accounts receivable and inventory as defined under a Loan and Security Agreement with the bank. The agreement also includes a “lock-box” provision, which requires that the cash receipts of the Company be applied directly to the principal balance of the loan before use for any other purpose. Accordingly, the Company has reported the outstanding borrowings balance of $6,423 under the revolving credit facility as a current obligation as of June 25, 2006.

(5)	Subsequent Event

On September 22, 2006, all of the outstanding capital stock of the Company was acquired by Directed Electronics, Inc. for $135,391 in cash.